Exhibit 99.1

News Release

American Homes 4 Rent Announces New Credit Agreement

AGOURA HILLS, Calif., August 17, 2016—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced that on August 17, 2016, the Company entered into a $1 billion credit agreement with a syndicate of banks led by Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities LLC and JPMorgan Chase Bank, N.A., as bookrunners and Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Bank of America Merrill Lynch, and Raymond James Bank, N.A., as lead arrangers.

“We are proud to announce the closing of this new credit agreement, which marks a milestone achievement in the evolution of the Company’s capital structure and provides us with significantly enhanced financial and operational flexibility,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “In addition to providing us with a more flexible corporate borrowing structure, this new credit agreement further increases our available liquidity at highly attractive rates. We appreciate the strong support from our bank group and believe the new credit facilities reflect their confidence in our future.”

The new credit agreement provides for a $650 million revolving credit facility and a $350 million term loan facility. The credit agreement, which matures initially in August 2019, replaces the Company’s existing senior secured revolving credit facility. As of August 17, 2016, there were no borrowings outstanding under either the new credit facilities or the terminated credit facility.

The interest rate on the new revolving facility is at either LIBOR plus a margin ranging from 1.75% to 2.30% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.75% to 1.30%.  Loans under the term loan facility accrue interest at either LIBOR plus a margin ranging from 1.70% to 2.30% or a base rate plus a margin ranging from 0.70% to 1.30%.  In each case, the actual margin is determined according to a ratio of the Company’s total indebtedness to total asset value in effect from time to time.

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2016, we owned 48,038 single-family properties in selected submarkets in 22 states.

Additional information about American Homes 4 Rent is available on our website at www.americanhomes4rent.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that the new credit facilities will enhance our financial and operational flexibility and provide additional liquidity at attractive rates. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the SEC.

###

Contact:

American Homes 4 Rent

Investor Relations

Phone: (855) 794-2447

Email: investors@ah4r.com